UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 5, 2006
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California		95112
(Address of principal executive offices)		(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 1.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
On October 5, 2006, California Water Service Group (the “Company”) entered into an Underwriting Agreement with Robert W. Baird & Co. Incorporated, as representative of the underwriters (collectively, the “Underwriters”), relating to the sale and issuance of 2,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The Company also granted an option to the Underwriters to purchase up to an additional 300,000 shares of Common Stock within 30 days after the date of the Underwriting Agreement, to cover over-allotments, if any.
The offering is expected to close on or about October 12, 2006. The net proceeds to the Company, before expenses and after deducting underwriting discounts, are expected to be approximately $70,744,000 without exercise of the over-allotment option.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 5, 2006, the Company issued a Press Release announcing the pricing of the offering. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information and exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     We hereby furnish the following exhibits with this report:

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2006

99.1	Press Release issued October 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: October 6, 2006	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2006

99.1	Press Release issued October 5, 2006